As filed with the Securities and Exchange Commission on February 18, 2000
                                                Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-8
                            Registration Statement
                       Under The Securities Act Of 1933

                                ---------------

                      CLEAR CHANNEL COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


             Texas                                     74-1787539
  (State or other jurisdiction                      (I.R.S. employer
of incorporation or organization)                 identification number)


                         200 Concord Plaza, Suite 600
                           San Antonio, Texas 78216
         (Address, including zip code, of principal executive offices)

                                ---------------

                      Clear Channel Communications, Inc.
                       2000 Employee Stock Purchase Plan
                           (Full title of the Plans)

                                ---------------

                                 L. Lowry Mays
                         200 Concord Plaza, Suite 600
                           San Antonio, Texas 78216
                                (210) 822-2828
(Name, address and telephone number, including area code, of agent for service)

                                ---------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                                  PROPOSED
                                                                  MAXIMUM       PROPOSED
    TITLE OF                                    AMOUNT            OFFERING      MAXIMUM         AMOUNT OF
  SECURITIES                                    TO BE            PRICE PER      AGGREGATE      REGISTRATION
TO BE REGISTERED                              REGISTERED           SHARE      OFFERING PRICE        FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share   3,000,000 shares (1)    $81.75(2)    $245,250,000(2)   $64,746
===========================================================================================================

(1) Issuable under the Clear Channel Communications, Inc. 2000 Employee Stock Purchase Plan.
(2) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the New York Stock Exchange on February 17, 2000.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are incorporated by reference in this Registration Statement:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

2. The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1999.

3. The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1999.

4. The Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1999.

5. The Company's Current Report on Form 8-K filed November 19, 1999.

6. The Company's Current Report on Form 8-K filed October 5, 1999.

7. The Company's Current Report on Form 8-K filed June 23, 1999, as amended by Form 8-K/A filed August 18, 1999.

8. The Company's Current Report on Form 8-K filed May 7, 1999.

9. The Company's Current Report on Form 8-K filed December 10, 1998, as amended by Form 8-K/A filed February 23, 1999 and Form 8-K/A filed April 12, 1999.

10. The Company's Current Report on Form 8-K filed July 10, 1998, as amended by Form 8-K/A filed September 4, 1998 and Form 8-K/A filed January 14, 1999 and Form 8-K/A filed February 23, 1999.

11. The Company's Current Report on Form 8-K filed March 12, 1998, as amended by Form 8-K/A filed March 23, 1998 and Form 8-K/A filed February 23, 1999.

12. The Company's Current Report on Form 8-K filed December 22, 1997, as amended by Form 8-K/A filed February 23, 1999.

13. The Company's Registration Statement on Form 8-A filed with the SEC on October 19, 1994, which contains a description of the terms of our common stock, as well as any amendment or report filed later for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

                Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Alan D. Feld, the sole shareholder of a professional corporation which is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of the Registrant and owns approximately 145,360 shares of Common Stock (including presently exercisable nonqualified options to acquire approximately 118,500 shares).

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) any transaction from which such director derived an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The registrant has amended its Articles of Incorporation and added Article Eleven adopting such limitations on a director's liability. The registrant's Articles of Incorporation also provide in Article Nine, for indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

        Article IX(8) of the registrant's bylaws provides for indemnification of any person made a party to a proceeding by reason of such person's status as a director, officer, employee, partner or trustee of the Company, except in respect of liabilities arising from negligence or misconduct in the performance of their duties.

        An insurance policy obtained by the registrant provides for indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7. Exemption from Registration Claimed.

                Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.                Description of Exhibit
-----------                ----------------------

4.1 Buy-Sell Agreement by and between Clear Channel , L. Lowry Mays, B. J. McCombs, John M. Schaefer, and John W. Barger, dated May 31, 1977. (Incorporated by reference to the exhibits of Clear Channel's Registration Statement on Form S-1 (Reg. No. 33-289161) dated April 19, 1984).

4.2 Third Amended and Restated Credit Agreement by and among Clear Channel, NationsBank of Texas, N.A., as administrative lender, the First National Bank of Boston, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated April 10, 1997. (Incorporated by reference to the exhibits of Clear Channel's Amendment No. 1 to the Registration Statement on
      Form S-3 (Reg. No. 333-25497) dated May 9, 1997).

4.3 Credit Agreement by and among Clear Channel, Bank of America, N.A. as administrative agent, BankBoston, N.A. as documentation agent, the Bank of Montreal and Chase Manhattan Bank, as co-syndication agents, and certain other lenders dated August 11, 1999 (incorporated by reference to the exhibits to Clear Channel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

4.4 Senior Indenture dated October 1, 1997, by and between Clear Channel and The Bank of New York as Trustee (Incorporated by reference to exhibit 4.2 of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.5 First Supplemental Indenture dated March 30, 1998 to Senior Indenture dated October 1, 1997, by and between Clear Channel and the Bank of New York as Trustee (incorporated by reference to exhibit 4.4 of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended
      March 31, 1998).

4.6 Second Supplemental Indenture dated June 16, 1998 to Senior Indenture dated October 1, 1997, by and between Clear Channel and the Bank of New York as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27, 1998).

4.7 Third Supplemental Indenture dated June 16, 1998 to Senior Indenture dated October 1, 1997, by and between Clear Channel and the Bank of New York as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27, 1998).

5     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in opinion filed as Exhibit 5).

23.2  Consent of Ernst & Young, LLP.

23.3  Consent of KPMG.

23.4  Consent of KPMG LLP.

23.5  Consent of PricewaterhouseCoopers LLP.

23.6  Consent of Price Waterhouse Chartered Accountants and Registered Auditors.

23.7  Consent of PricewaterhouseCoopers LLP.

23.8  Consent of PricewaterhouseCoopers LLP.

23.9  Consent of PricewaterhouseCoopers LLP.

23.10 Consent of KPMG LLP.

23.11 Consent of PricewaterhouseCoopers LLP.

24    Power of Attorney for Clear Channel  (included on Signature Page).

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 17, 2000.
                                        CLEAR CHANNEL COMMUNICATIONS, INC.

                                        By: /s/ L. LOWRY MAYS
                                            --------------------------
                                            L. Lowry Mays
                                            Chief Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Clear Channel Communications, Inc., hereby constitute and appoint L. Lowry Mays, Mark P. Mays, Randall T. Mays and Herbert W. Hill, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

       NAME                            TITLE                       DATE
       ----                            -----                       ----

/s/ L. LOWRY MAYS                  Chief Executive          February 17, 2000
-------------------------        Officer and Director
L. Lowry Mays


/s/ RANDALL T. MAYS        Executive Vice President/Chief   February 17, 2000
-------------------------   Financial Officer (Principal
Randall T. Mays            Financial Officer) and Director


/s/ HERBERT W. HILL, JR.    Senior Vice President/Chief     February 17, 2000
-------------------------  Accounting Officer (Principal
Herbert W. Hill, Jr.            Accounting Officer)


/s/ MARK P. MAYS           President, Chief Operating       February 17, 2000
-------------------------     Officer and Director
Mark P. Mays


/s/ B. J. MCCOMBS                   Director                February 17, 2000
-------------------------
B.J. McCombs


/s/ ALAN D. FELD                    Director                February 17, 2000
-------------------------
Alan D. Feld


/s/ THEORDORE H. STRAUSS            Director                February 17, 2000
-------------------------
Theodore H. Strauss


/s/ JOHN H. WILLIAMS                Director                February 17, 2000
-------------------------
John H. Williams

/s/ KARL ELLER                      Director                February 17, 2000
-------------------------
Karl Eller

                                   EXHIBITS
                               INDEX TO EXHIBITS


Exhibit No.                      Exhibit
-----------                      -------

4.1 Buy-Sell Agreement by and between Clear Channel , L. Lowry Mays, B. J. McCombs, John M. Schaefer, and John W. Barger, dated May 31, 1977. (Incorporated by reference to the exhibits of Clear Channel's Registration Statement on Form S-1 (Reg. No. 33-289161) dated
       April 19, 1984).

4.2 Third Amended and Restated Credit Agreement by and among Clear Channel, NationsBank of Texas, N.A., as administrative lender, the First National Bank of Boston, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated April 10, 1997. (Incorporated by reference to the exhibits of Clear Channel's Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-25497) dated May 9, 1997).

4.3 Credit Agreement by and among Clear Channel, Bank of America, N.A. as administrative agent, BankBoston, N.A. as documentation agent, the Bank of Montreal and Chase Manhattan Bank, as co-syndication agents, and certain other lenders dated August 11, 1999 (incorporated by reference to the exhibits to Clear Channel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

4.4 Senior Indenture dated October 1, 1997, by and between Clear Channel and The Bank of New York as Trustee (Incorporated by reference to exhibit 4.2 of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.5 First Supplemental Indenture dated March 30, 1998 to Senior Indenture dated October 1, 1997, by and between Clear Channel and the Bank of New York as Trustee (incorporated by reference to exhibit 4.4 of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended
       March 31, 1998).

4.6 Second Supplemental Indenture dated June 16, 1998 to Senior Indenture dated October 1, 1997, by and between Clear Channel and the Bank of New York as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27, 1998).

4.7 Third Supplemental Indenture dated June 16, 1998 to Senior Indenture dated October 1, 1997, by and between Clear Channel and the Bank of New York as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27, 1998).

5      Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in opinion filed as Exhibit 5).

23.2   Consent of Ernst & Young, LLP.

23.3   Consent of KPMG.

23.4   Consent of KPMG LLP.

23.5   Consent of PricewaterhouseCoopers LLP.

23.6   Consent of Price Waterhouse Chartered Accountants and Registered
       Auditors.

23.7   Consent of PricewaterhouseCoopers LLP

23.8   Consent of PricewaterhouseCoopers LLP.

23.9   Consent of PricewaterhouseCoopers LLP.

23.10  Consent of KPMG LLP.

23.11  Consent of PricewaterhouseCoopers LLP.

24     Power of Attorney for Clear Channel  (included on Signature Page).